UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013 (June 12, 2013)

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

(a)         The annual meeting of stockholders of KAR Auction Services, Inc. (the “Company”) was held on June 12, 2013.

(b)         At the meeting, the stockholders:

•                  elected all 13 nominees for director on the Company’s Board of Directors;

•                  approved the material terms of the performance goals under the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan in accordance with 162(m) of the Internal Revenue Code; and

•                  ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2013.

The following are the final voting results for each of the three items voted on at the meeting.

1.                                      Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
David J. Ament	110,900,542	19,957,191	3,203,422
Ryan M. Birtwell	110,900,184	19,957,549	3,203,422
Thomas J. Carella	110,901,691	19,956,042	3,203,422
Brian J. Clingen	102,835,230	28,022,503	3,203,422
Robert M. Finlayson	126,524,953	4,332,780	3,203,422
Peter R. Formanek	129,270,593	1,587,140	3,203,422
Michael B. Goldberg	111,051,319	19,806,414	3,203,422
James P. Hallett	111,321,238	19,536,495	3,203,422
Sanjeev Mehra	110,220,383	20,637,350	3,203,422
Church M. Moore	110,071,647	20,786,086	3,203,422
Thomas C. O’Brien	110,891,771	19,965,962	3,203,422
Gregory P. Spivy	112,662,340	18,195,393	3,203,422
Jonathan P. Ward	125,672,705	5,185,028	3,203,422

2.                                      Approval of the material terms of the performance goals under the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
128,661,429	1,898,845	297,459	3,203,422

3.                                      Ratification of Appointment of KPMG LLP:

Votes For	Votes Against	Abstain	Broker Non-Votes
133,832,946	9,505	218,704	0

(c)          Not applicable.

(d)         Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2013	KAR Auction Services, Inc.

	By:	/s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Executive Vice President, General Counsel and Secretary